UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 13, 2021

Ciena Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36250

Delaware	23-2725311
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7035 Ridge Road, Hanover, MD	21076
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 694-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CIEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	– ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Accelerated Share Repurchase Program

On December 13, 2021, Ciena Corporation (the “Company”) entered into an accelerated share repurchase agreement (the “ASR Agreement”), with Goldman Sachs & Co. LLC (“Goldman”) to repurchase $250 million of the Company’s common stock (the “Accelerated Share Repurchase”) as part of the Company’s existing $1.0 billion share repurchase program announced on December 9, 2021.

Under the terms of the ASR Agreement, the Company will make a payment of $250 million to Goldman, and will receive an initial share delivery of approximately 2.7 million shares from Goldman. The exact number of shares of common stock the Company will repurchase under the ASR Agreement will be based generally on the average of the daily volume-weighted average prices of the common stock during the repurchase period under the ASR Agreement, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreement. At settlement, under certain circumstances, Goldman may be required to deliver additional shares of common stock to the Company, or, under certain circumstances, the Company may be required to make a cash payment or to deliver shares of its common stock to Goldman. Final settlement of the transactions under the ASR Agreement is expected to occur during the fiscal quarter ending April 30, 2022.

The ASR Agreement contains the principal terms and provisions governing the Accelerated Share Repurchase, including, but not limited to, the mechanism used to determine the number of shares of common stock that will be delivered, the required timing of delivery of the shares, the circumstances under which Goldman is permitted to make adjustments to valuation and calculation periods, various acknowledgements, representations and warranties made by the parties to one another, and the circumstances under which the ASR Agreement may be terminated early.

The foregoing description of the ASR Agreement is a summary and is qualified in its entirety by reference to the ASR Agreement, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 7.01	– REGULATION FD DISCLOSURE

On December 14, 2021, the Company issued a press release announcing entrance into the ASR Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01	- FINANCIAL STATEMENTS AND EXHIBITS

(d)	The following exhibits are being filed herewith:

Exhibit Number	Description of Document

10.1	ASR Agreement, dated December 13, 2021, by and between Ciena Corporation and Goldman Sachs & Co. LLC

99.1	Press Release, dated December 14, 2021

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: December 14, 2021	By:	/s/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary